                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 1995

                    PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        1-13452                      59-3212788
--------------------------------------------------------------------------------
(State or other               (Commission                    IRS Employer
jurisdiction of               File Number)                 Identification No.
incorporation)


         601 Clearwater Park Road, West Palm Beach, Florida 33401-6233
--------------------------------------------------------------------------------
           (Address of principal executive offices)        (zip code)


Registrant's telephone number, including area code:      (407) 659-4122
                                                     ---------------------
N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Amendment to File Acquisition Financial Statements.

On August 21, 1995, the Registrant filed a report on Form 8-K with respect: (i) its loan to Whitehead Media, Inc. ("Whitehead") to permit Whitehead to acquire the assets comprising WTVX-TV serving the West Palm Beach, Florida market and
(ii) entering into a time brokerage agreement with Whitehead to provide certain programming and sales services for the station. At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired assets, and the Registrant stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable thereafter, but no later than October 18, 1995. By this amendment to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include such required financial statements and pro forma financial information herewith.

Item 7.         Financial Statements and Exhibits.

        (a)     Pro Forma Financial Information.

                Paxson Communications Corporation Unaudited Pro Forma Combined Balance Sheet at June 30, 1995

                Paxson Communications Corporation Unaudited Pro Forma Combined Statement of Operations:
                For the six months ended 6/30/95
                For the year ended 12/31/94

        (b)     Financial Statements of Business Acquired.

                WTVX-TV, Krypton Broadcasting of
                Ft. Pierce, Inc. Financial Statements
                December 31, 1994, and June 30, 1995

        (c)     Exhibits.

            Exhibit Number                       Description
            --------------                       -----------
                2.1             Loan Agreement, dated as of September 22, 1994, among
                                Paxson Communications Corp. and Whitehead Media, Inc.*

                2.2             Amendment to Loan Agreement, dated as of October 3,
                                1994, among Paxson Communications Corp. and
                                Whitehead Media, Inc. *

                2.3             Second Amendment to Loan Agreement, dated as of
                                August 4, 1995, among Paxson Communications
                                Corporation and Whitehead Media, Inc.*

                2.4             Time Brokerage Agreement, dated September 22, 1994,
                                effective as of August 4, 1995, between Whitehead Media,
                                Inc. and Paxson Communications Corporation for Television
                                Station WTVX-TV Fort Pierce, Florida **

                2.5             Amendment to Time Brokerage Agreement, dated as of
                                April 19, 1995, between Whitehead Media, Inc. and Paxson
                                Communications Corporation for Television Station
                                WTVX-TV Fort Pierce, Florida **



                * Previously filed with the Registrant's Quarterly Report on From 10-Q, dated June 30, 1995, and incorporated herein by reference.

                ** Previously filed with the Registrant's prior Form 8-k filed on August 25, 1995, and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                PAXSON COMMUNICATIONS
                                                CORPORATION
                                                (Registrant)



                                                By: /s/ Arthur D. Tek
                                                    -----------------
                                                    Arthur D. Tek,
                                                    its Treasurer

                                                Date:  October 17, 1995

PAXSON COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet and statements of operation present the pro forma combined financial position at June 30, 1995 and pro forma combined results of operations for the six months ended June 30, 1995 and for the year ended December 31, 1994 while giving effect to Paxson Communications Corporation's (PCC's) loan to Whitehead Media, Inc. ("Whitehead") and time brokerage agreement for WTVX-TV. The unaudited pro forma combined statements of operations for the six months ended June 30, 1995 and for the year ended December 31, 1994 assume that these transactions had been completed on January 1, 1994. The unaudited pro forma combined balance sheet at June 30,1995 assumes that these transactions had been completed on June 30, 1995. The Unaudited Pro Forma Combined Financial Statements give effect only to the adjustments set forth in the accompanying notes to unaudited Pro Forma Combined Financial Statements. These financial statements are not necessarily indicative of the results of operations or financial position which would have been achieved had the transactions been completed as of the beginning of the earliest period presented, nor are the statements necessarily indicative of PCC's future results of operations or financial position.

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
----------------------------------------------------------------------------------------------------------------------------------
As of June 30, 1995
                                                                 PCC               WTVX             Adjustments         Combined
                                                                 ---               ----             -----------         --------
ASSETS
Current Assets:
   Cash and cash equivalents                                  8,409,187           925,908          (925,908)(b)         8,409,187
   Accounts receivable                                       13,011,251           747,829          (747,829)(b)        13,011,251
   Prepaid expenses and other current assets                  1,392,830            65,929           (65,929)(b)         1,392,830
   Current deferred income taxes                                194,940                 0                 0               194,940
   Current program rights                                     1,243,746            37,046           (37,046)(b)         1,243,746
                                                           ------------        ----------        ----------          ------------
      Total current assets                                   24,251,954         1,776,712        (1,776,712)           24,251,954

Property and equipment, net                                  66,647,658         4,414,234        (4,414,234)(b)        66,647,658
Intangible assets, net                                       81,572,496         1,964,755        (1,964,755)(b)        81,572,496
Other assets, net                                            20,037,439                 0          (700,000)(a)        19,337,439
Investment in broadcast properties, net                               0                 0        18,000,000 (a)        18,000,000
Related party notes receivable                                2,250,000                 0                 0             2,250,000
Program rights, net                                             204,084            36,450           (36,450)(b)           204,084
                                                           ------------        ----------        ----------          ------------
        Total assets                                       $194,963,631        $8,192,151        $9,107,849          $212,263,631
                                                           ============        ==========        ==========          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                   3,458,161         1,765,978        (1,465,978)(b)(a)      3,758,161
   Current portion of program rights payable                    970,316            75,683           (75,683)(b)           970,316
   Current portion of long-term debt                         11,976,975         3,647,033        (3,647,033)(b)        11,976,975
                                                           ------------        ----------        ----------          ------------
      Total current liabilities                              16,405,452         5,488,694        (5,188,694)           16,705,452

Program rights payable                                          348,989             7,975            (7,975)(b)           348,989
Long-term debt                                              120,300,853         8,535,260         8,464,740 (b)(a)    137,300,853
Deferred income taxes                                           834,941                 0                 0               834,941
Redeemable cumulative compounding senior preferred stock     15,276,065                 0                 0            15,276,065
Redeemable class A & B common stock warrants                  3,498,274                 0                 0             3,498,274
Redeemable cumulative compounding series B preferred stock    1,802,919                 0                 0             1,802,919
Redeemable cumulative compounding junior preferred stock     29,165,660                 0                 0            29,165,660

Class A common stock                                             26,137                 0                 0                26,137
Class B common stock                                              8,312                 0                 0                 8,312
Class C common stock                                          5,338,952                 0                 0             5,338,952
Stock subscription notes receivable                             (76,833)                0                 0               (76,833)
Additional paid-in capital                                   33,835,759                 0                 0            33,835,759
Deferred option plan compensation                            (2,584,078)                0                 0            (2,584,078)
Accumulated deficit                                         (29,217,771)       (5,839,778)        5,839,778 (b)       (29,217,771)
                                                           ------------        ----------        ----------          ------------
        Total liabilities and stockholders' equity         $194,963,631        $8,192,151        $9,107,849          $212,263,631
                                                           ============        ==========        ==========          ============

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
For the Six Months Ending 6/30/95
                                                                                                 Pro Forma             Pro Forma
                                                               PCC               WTVX           Adjustments             Combined
                                                            -----------        ----------       -----------            ---------
Revenues
   Local & National                                         $40,454,900        $2,218,768                $0           $42,673,668
   Retail & Other                                             2,497,723            96,861                 0             2,594,584
   Trade & Barter                                             1,403,725           326,017                 0             1,729,742
                                                            -----------        ----------      ------------           -----------
Total Revenue                                               $44,356,348        $2,641,646                $0           $46,997,994
                                                            -----------        ----------      ------------           -----------
Operating Expenses
   Direct                                                   $11,554,850          $447,485                $0           $12,002,335
   Programming                                                5,940,066           163,921                 0             6,103,987
   Sales & Promotion                                          4,473,186           607,029                 0             5,080,215
   Technical                                                  2,147,289           308,215                 0             2,455,504
   General & Administrative                                   9,989,674           259,453                 0            10,249,127
   Trade & Barter                                             1,193,843           344,919                 0             1,538,762
   Time Brokerage Fees                                          549,947                 0           100,000 (d)           649,947
   Broadcast Rights Fees                                      1,019,355                 0                 0             1,019,355
   Option plan compensation                                   9,404,129                 0                 0             9,404,129
   Program Rights Amortization                                  777,057            60,258                 0               837,315
   Depreciation & Amortization                                8,054,256           252,205           247,795 (c)(g)      8,554,256
                                                            -----------        ----------      ------------           -----------
OPERATING INCOME (LOSS)                                    ($10,747,304)         $198,161         ($347,795)         ($10,896,938)

Other Income (Expense)
   Interest Expense, Net                                     (4,308,646)         (446,779)         (573,221)(e)        (5,328,646)
   Gain (Loss) on Sale of Assets                                      0                 0                 0                     0
   Other Income (Expense), Net                                  (13,763)          (65,450)           76,857 (f)            (2,356)
                                                            -----------        ----------      ------------           -----------
EARNINGS BEFORE TAXES & EXTRAORDINARY ITEMS                ($15,069,713)        ($314,068)        ($844,159)         ($16,227,940)

   Benefit (Provision ) for Income Taxes                        640,000                 0                 0               640,000
                                                            -----------        ----------      ------------           -----------
EARNINGS BEFORE EXTRAORDINARY ITEMS                        ($14,429,713)        ($314,068)        ($844,159)         ($15,587,940)

   Minority Interest & Extraordinary Items                            0                 0                 0                     0
                                                            -----------        ----------      ------------           -----------
NET INCOME (LOSS)                                          ($14,429,713)        ($314,068)        ($844,159)         ($15,587,940)

   Dividends & Accretion on Pfd & Com Stock Warrants         (5,864,161)                0                 0            (5,864,161)
                                                            -----------        ----------      ------------           -----------
NET INCOME ATTRIBUTABLE TO  COMMON STOCK & EQUIVALENTS     ($20,293,874)        ($314,068)        ($844,159)         ($21,452,101)
                                                            ===========        ==========      ============           ===========
   Pro Forma Weighted Average Shares Outstanding             34,401,282                                                34,401,282
NET INCOME PER SHARE ATTRIBUTABLE TO  COMMON STOCK & EQ.         ($0.59)                                                   ($0.62)
                                                            ===========                                               ===========

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------------------
For The Twelve Months Ending 12/31/94

                                                                              AUDITED          Pro Forma             Pro Forma
                                                            PCC                WTVX          Adjustments              Combined
                                                            ---               -------        -----------             ---------
Revenues
   Local & National                                        $56,668,983        $4,167,639              $0           $60,836,622
   Retail & Other                                            2,779,215           230,690               0             3,009,905
   Trade & Barter                                            2,619,245           792,036               0             3,411,281
                                                           -----------        ----------    ------------           -----------
Total Revenue                                              $62,067,443        $5,190,365              $0           $67,257,808
                                                           -----------        ----------    ------------           -----------
Operating Expenses
   Direct                                                  $16,221,385          $845,679              $0           $17,067,064
   Programming                                               8,750,624           487,165               0             9,237,789
   Sales & Promotion                                         5,753,025           844,417               0             6,597,442
   Technical                                                 2,113,117           513,743               0             2,626,860
   General & Administrative                                 11,689,343           445,116               0            12,134,459
   Trade & Barter                                            2,426,118           787,155               0             3,213,273
   Retail                                                      568,372                 0               0               568,372
   Time Brokerage Fees                                         503,698                 0         200,000 (d)           703,698
   Sprots rights Fees                                        2,379,516                 0               0             2,379,516
   Program rights Amortization                                 820,754           149,607               0               970,361
   Depreciation & Amortization                              12,403,528           521,147         478,853 (c)(g)    (13,403,528)
                                                           -----------        ----------    ------------           -----------
OPERATING INCOME (LOSS)                                    ($1,562,037)         $596,336       ($678,853)          ($1,644,554)

Other Income (Expense)
   Interest Expense, Net                                    (4,874,710)         (747,547)     (1,292,453)(e)        (6,914,710)
   Gain (Loss) on Sale of Assets                                28,105                 0               0                28,105
   Other Income (Expense), Net                                 (33,432)         (124,288)        131,431 (f)           (26,289)
                                                           -----------        ----------    ------------           -----------
EARNINGS BEFORE TAXES & EXTRAORDINARY ITEMS                ($6,442,074)        ($275,499)    ($1,839,875)          ($8,557,448)

   Benefit (Provision) for Income Taxes                      1,680,000                 0               0             1,680,000
                                                           -----------        ----------    ------------           -----------
EARNINGS BEFORE EXTRAORDINARY ITEMS                        ($4,762,074)        ($275,499)    ($1,839,875)          ($6,877,448)

   Minority Interest & Extraordinary Items                           0                 0               0                     0
                                                           -----------        ----------    ------------           -----------
NET INCOME (LOSS)                                          ($4,762,074)        ($275,499)    ($1,839,875)          ($6,877,448)

   Dividends & Accretion on Pfd & Com Stock Warrants        (3,385,456)                0               0            (3,385,456)
NET INCOME ATTRIBUTABLE TO  COMMON STOCK & EQUIVALENTS     ($8,147,530)        ($275,499)    ($1,839,875)         ($10,262,904)
                                                           ===========        ==========    ============           ===========
   Pro Forma Weighted Average Shares Outstanding            33,430,116                                              33,430,116
NET INCOME PER SHARE ATTRIBUTABLE TO  COMMON STOCK & EQ.        ($0.24)                                                 ($0.31)
                                                           ===========                                             ===========

PAXSON COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   1.  Unaudited Pro Forma Adjustments

   The Unaudited Pro Forma Combined Financial Statements reflect the following unaudited pro forma adjustments:

   (a) Gives effect to the execution of a loan agreement related to the time brokerage agreement for WTVX-TV in which PCC loaned $18 million for the acquisition of the station by Whitehead Media Inc. through PCC's then existing credit facility, use of previously deposited escrow funds and accrued liabilities for payment of transaction costs.

   (b)  To eliminate assets and liabilities not purchased by PCC.

   (c) To reflect the elimination of historical depreciation and amortization expense.

   (d)  To include the pro forma time brokerage fee pursuant to the agreement.

   (e) To eliminate historical interest expense and reflect pro forma interest on $17 million of new debt.

   (f) To reflect the elimination of non-recurring expenses relating to reorganization.

   (g) To reflect depreciation and amortization of the WTVX-TV assets related to the PCC investment with Whitehead Media, Inc. in broadcast properties.

                         INDEX OF FINANCIAL STATEMENTS

                                                                                               Page
WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.
Financial Statements -- December 31, 1994 and June 30,1995
Report of Independent Certified Public Accountants                                              F-1
Balance Sheet                                                                                   F-2
Statement of Operations                                                                         F-3
Statement of Changes in Shareholder's Equity                                                    F-4
Statement of Cash Flows                                                                         F-5
Notes to Financial Statements                                                                   F-6

PRICE WATERHOUSE LLP[LOGO]



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Trustee of
WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in accumulated deficit and of cash flows present fairly, in all material respects, the financial position of WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc. (the "Company") at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. On June 1, 1993, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Management's plans in regard to the bankruptcy matters are described in Note 1 to the accompanying financial statements.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Tampa, Florida
October 11, 1995

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

BALANCE SHEET
-----------------------------------------------------------------------------------------------------------------

                                                                                    June 30,          December 31,
                                                                                      1995                1994
                                                                                  (unaudited)
   ASSETS

Current assets:
   Cash and cash equivalents                                                      $    925,908        $   592,898
   Accounts receivable, net of allowance
    for doubtful accounts of $56,794 and $68,491                                       747,829            824,324
   Current program rights                                                               37,046             82,318
   Other current assets                                                                 65,929             44,129
                                                                                   -----------        -----------

   Total current assets                                                              1,776,712          1,543,669

Property and equipment, net                                                          4,414,234          4,485,318
Intangible assets, net                                                               1,964,755          1,994,077
Program rights, net                                                                     36,450             51,436
                                                                                   -----------        -----------

   Total assets                                                                   $  8,192,151        $ 8,074,500
                                                                                  ============        ===========

   LIABILITIES AND ACCUMULATED DEFICIT

Liabilities:
   Accounts payable and accrued liabilities                                       $    191,222        $   127,640
   Current program rights payable                                                       75,683            128,217
   Accrued interest                                                                  1,574,756          1,128,077
   Liabilities subject to Chapter 11 proceedings                                     3,647,033          3,647,033
                                                                                   -----------        -----------

   Total current liabilities                                                         5,488,694          5,030,967

Program rights payable                                                                   7,975             33,983
Debt                                                                                 8,535,260          8,535,260
                                                                                   -----------        -----------

   Total liabilities                                                                14,031,929         13,600,210

Commitments and contingencies (Note 8)

Shareholder's equity                                                                (5,839,778)        (5,525,710)
                                                                                  ------------        -----------
   Total liabilities and shareholder's equity                                     $  8,192,151        $ 8,074,500
                                                                                  ============        ===========

              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------
                                                                                      For the           For the
                                                                                   Period Ended        Year Ended
                                                                                     June 30,         December 31,
                                                                                       1995               1994
                                                                                    (unaudited)
Revenue:
   Local and national advertising                                                 $  2,218,768        $ 4,167,639
   Production and other                                                                 16,732             58,398
   Trade and barter                                                                    326,017            792,036
   Tower rent                                                                           80,129            172,292
                                                                                   -----------        -----------

   Total revenue                                                                     2,641,646          5,190,365
                                                                                   -----------        -----------
Operating expenses:
   Direct                                                                              447,485            845,679
   Technical                                                                           308,215            513,743
   Sales and promotions                                                                607,029            844,417
   Programming                                                                         163,921            487,165
   General and administrative                                                          259,453            445,116
   Trade and barter                                                                    344,919            787,155
   Program rights amortization                                                          60,258            149,607
   Depreciation and amortization                                                       252,205            521,147
                                                                                   -----------         ----------
   Total operating expenses                                                          2,443,485          4,594,029

Income from operations                                                                 198,161            596,336

Interest expense                                                                      (446,779)          (747,547)
Reorganization expenses (Note 1)                                                       (76,857)          (131,431)
Other income                                                                            11,407              7,143
                                                                                   -----------        -----------

Loss before income taxes                                                              (314,068)          (275,499)

Provision for intercompany income taxes                                                      -                  -
                                                                                   -----------        -----------

Net loss                                                                          $   (314,068)       $  (275,499)
                                                                                  ============        ===========

              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
-----------------------------------------------------------------------------------------------
Balance at January 1, 1994                                                        $ (5,250,211)

Net loss                                                                              (275,499)
                                                                                   -----------
Balance at December 31, 1994                                                        (5,525,710)

Net loss through June 30, 1995
 (unaudited)                                                                          (314,068)
                                                                                   -----------
Balance at June 30, 1995                                                          $ (5,839,778)
 (unaudited)                                                                       ===========



              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------
                                                                                      For the           For the
                                                                                    Period Ended       Year Ended
                                                                                     June 30,         December 31,
                                                                                        1995              1994
                                                                                    (unaudited)
Cash flows from operating activities:
   Net loss                                                                       $   (314,068)       $  (275,499)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Depreciation and amortization                                                       252,205            521,147
   Program rights amortization                                                          60,258            149,607
   Allowance for doubtful accounts                                                     (11,697)            39,267
   (Increase)/decrease in accounts receivable                                           88,192           (169,954)
   (Increase) in other current assets                                                  (21,800)           (16,765)
   Increase/(decrease) in accounts payable and accrued liabilities                      63,582            (28,022)
   Increase in accrued interest                                                        446,679            747,547
   Increase/(decrease) in liabilities subject to Chapter 11                                  -                  -
                                                                                   -----------        -----------
   Net cash provided by operating activities                                           563,351            967,328
                                                                                   -----------        -----------
Cash flows from investing activities:
   Purchases of property and equipment                                                (151,799)          (346,703)
                                                                                   -----------        -----------
   Net cash used for investing activities                                             (151,799)          (346,703)
                                                                                   -----------        -----------
Cash flows from financing activities:
   Payment of program rights payable                                                   (78,542)          (199,195)
                                                                                   -----------        -----------
   Net cash used for financing activities                                              (78,542)          (199,195)
                                                                                   -----------        -----------

Increase in cash and cash equivalents                                                  333,010            421,430

Cash and cash equivalents at beginning
of period                                                                              592,898            171,468
                                                                                   -----------        -----------
Cash and cash equivalents at end of period                                        $    925,908        $   592,898
                                                                                  ============        ===========

Supplemental disclosure of cash flow
information:
   Cash paid for interest                                                         $          0        $         0
                                                                                  ------------        -----------
Non-cash operating activities:
   Trade and barter revenue                                                       $    326,017        $   792,036
                                                                                  ============        ===========
   Trade and barter expense                                                       $    344,919        $   787,155
                                                                                  ============        ===========

              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc. (the "Company"), operating as a subsidiary of Krypton International Corporation, is engaged in the operation of a television broadcasting station in Ft. Pierce, Florida, serving the West Palm Beach, Florida market.

     On June 1, 1993, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in Miami, Florida.

     The financial statements of the Company have been prepared on a "going-concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing such realization of assets and liquidation of liabilities are management's plan via the Court mandated sale. On August 4, 1995, the company sold all the assets, as specified in the related asset purchase agreement, to Whitehead Media Corporation for approximately $17,175,000.

     Reorganization expenses included in the Statement of Operations for the year ended December 31, 1994 is comprised of professional and attorney fees of $131,431.

     Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less. Cash and cash equivalents are recorded at fair value.

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

     Broadcasting tower and equipment                             7-40 years
     Building and improvements                                      40 years
     Office furniture, equipment and other                           7 years
     Vehicles                                                        5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets consist of the FCC license, which is stated at cost and is being amortized using the straight-line method over 25 years.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

     Program rights

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability. Program rights are amortized on a method that approximates the straight-line basis over the related term. Program rights which will not be aired are charged to expense. Current program rights represent programs which will be amortized during the next year; current liabilities represent program rights which will be paid within the year under contractual agreements. Program rights payable represent the obligation incurred to secure the right to broadcast program material in accordance with a contractual agreement.

     Income taxes

     The Company's operating results have been included in the consolidated tax returns of Krypton International Corporation, and a provision for intercompany income taxes, which approximates the income tax provision calculated for Company income on a standalone basis, has been included in the financial statements.

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Trade agreements

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

     Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of results of the interim periods. The results of operations for the period ended June 30, 1995 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1995.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

2.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                                  DECEMBER 31,
                                                                                      1994
     Broadcasting tower and equipment                                             $  5,097,621
     Building, land and improvements                                                   704,823
     Office furniture, equipment and other                                             219,986
     Vehicles                                                                           26,145
                                                                                  ------------
                                                                                     6,048,575

     Less accumulated depreciation                                                  (1,563,257)
                                                                                  ------------
     Property and equipment, net                                                  $  4,485,318
                                                                                  ============
     Depreciation expense for the year                                            $    427,309
                                                                                  ============

3.   INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1994
     FCC license                                                                  $  2,356,473
     Less accumulated amortization                                                    (362,396)
                                                                                  ------------
     Intangible assets, net                                                       $  1,994,077
                                                                                  ============
     Amortization expense for the year                                            $     93,838
                                                                                  ============

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

4.   PROGRAM RIGHTS:

     Program rights consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1994
     Program rights                                                               $    231,925
     Less accumulated amortization                                                     (98,171)
                                                                                  ------------
                                                                                       133,754
     Less current program rights                                                        82,318
                                                                                  ------------
                                                                                  $     51,436
                                                                                  ============
     Amortization expense for the year                                            $    149,607
                                                                                  ============

5.   LIABILITIES SUBJECT TO CHAPTER 11 PROCEEDINGS:

     The principal categories of claims classified in the Balance Sheet as liabilities subject to Chapter 11 proceedings at December 31, 1994 are as follows:

                                                                                  DECEMBER 31,
                                                                                      1994
     Accounts payable                                                             $    392,102
     Accrued interest                                                                  650,932
     Program license contracts                                                       2,603,999
                                                                                  ------------
                                                                                  $  3,647,033
                                                                                  ============

     Reorganization expenses included in the statement of operations consist primarily of professional and attorney fees related directly to the bankruptcy proceedings (Note 1).

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

6.   INCOME TAXES:

     Deferred tax assets and liabilities consist of the following:


                                                                  DECEMBER 31,
                                                                      1994
     Assets:
         Intangible assets                                        $     24,231
         Allowance for doubtful accounts                                25,773
         Net operating loss carryforwards                              780,419
         Valuation allowance                                      $   (830,423)
                                                                  ------------
                                                                  $          0
                                                                  ============

         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. A valuation allowance has been provided for the deferred tax assets.





7.   DEBT:

     A portion of the Krypton International Corporation's debt and interest costs which are directly related to WTVX-TV were allocated to the Company based on the original purchase price of the station. Debt allocated at December 31, 1994 was approximately $8,535,000. Interest expense allocated for the year ended December 31, 1994 was approximately $748,000. There are no other costs pushed down by Krypton International Corporation as there are no others which are directly related to the Company.

WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

8.   COMMITMENTS AND CONTINGENCIES:

     The Company incurred expenses of approximately $64,908 for the year ended December 31, 1994 under non-cancelable operating leases for office equipment and office space. Future minimum annual payments under these non-cancelable operating leases as of December 31, 1994, are as follows:

                                                PAYMENT
     1995                                    $     44,668
     1996                                           4,538
     1997                                           3,492
     1998                                             873
     1999                                              --
                                             ------------
                                             $     53,571
                                             ============